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                   MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                               NEW YORK, NY 10106

                                   ----------

                              TEL: (212) 757-8400
                              FAX: (212) 757-6124

May 27, 2003

Mr. Mark Campbell
Soulfood Concepts, Inc.
630 Ninth Avenue
New York, NY 10036

Dear Mark:

It has just come to my attention that on or about April 14, 2003, you filed form 10-KSB with the United States Securities and Exchange Commission and included December 31, 2002 financial statements with a Merdinger, Fruchter, Rosen & Company, P.C. opinion dated April 14, 2003.

As you know, we have not been engaged and did not examine the December 31, 2002 financial statements of Soulfood Concepts, Inc. As you further know, Merdinger, Fruchter, Rosen & Company is no longer providing audit services to public companies.

We request that you immediately withdraw these financial statements.

We further note that you filed the 1Q03, 10Q with financial statements which again Merdinger, Fruchter, Rosen & Company was not engaged to review and were, in fact, not reviewed by this firm. We again mandate that you withdraw these unaudited financial statements.

Your prompt attention is required.


                                  Very truly yours,

                                  MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                                  /s/ Leonard Fruchter
                                  ------------------------------
                                  Leonard Fruchter, CPA


LF:lg

cc:   Office of the Chief Accountant
      SECPS Letter File
      Securities and Exchange Commission
      Mail Stop 9-5
      450 Fifth Street, NW
      Washington, DC 20549